True Drinks Announces Update Call Hosted by Merriman Capital

IRVINE, CA – (Marketwire – September 17, 2014) – True Drinks, Inc. (OTC QB: TRUU), a healthy beverage provider with major entertainment and media company licensing agreements for use of their characters on its proprietary, patented bottles, announced today it is participating in an update call hosted by Merriman Capital on Thursday, September 18th at 1:30PM PDT / 4:30PM EDT. The call will include an overview and business update from the Company, as well as an opportunity for listeners to ask questions.

True Drinks Update Call hosted by Merriman Capital:

Date:

Thursday, September 18, 2014

Time:

1:30PM PDT/ 4:30PM EDT

Participant Dial-In:

877-407-8033 (Toll Free), 201-689-8033 (International)

It is recommended that participants dial in approximately 10 minutes prior to the start of the 1:30PM PDT/ 4:30PM EDT call. There will also be an archived recording of the conference call available under the Investor Relations section of the company website at http://truedrinks.com/investor-relations/.

About True Drinks, Inc.

True Drinks provides a healthy alternative for kids to drink.  Their AquaBallTM is a naturally flavored, vitamin-enhanced, zero-calorie, dye-free, sugar-free alternative to juice and soda. AquaBallTM is currently available in four flavors: orange, grape, fruit punch and berry.  Their target consumers are kids, young adults, and their guardians, who are attracted to the product by the entertainment and media characters on the bottle and continue to consume the beverage because of its healthy benefits and great taste.  For more information, please visit www.theaquaball.com and www.truedrinks.com.  Proudly made in the USA.

About Merriman Capital, Inc.

Merriman Capital, Inc. is a full service investment bank and Broker-Dealer that facilitates efficient capital formation through a proprietary digital network, and offers Capital Markets Advisory and comprehensive Corporate Brokerage services for public and private companies. The firm also provides equity and options execution services for sophisticated investors and differentiated research for high growth companies. Merriman Capital, Inc. is a wholly owned brokerage subsidiary of Merriman Holdings, Inc. (OTCQX: MERR) and is a leading advisory firm for publicly traded, high-growth companies.

Digital Capital Network, powered by Merriman Capital, is a capital marketplace that enables highly targeted and more efficient execution of transactions. Please visit our website for more information on how you can be a part of our Digital Capital Network: http://www.digitalcapitalnetwork.com.  Digital Capital Network, Inc. is a wholly owned subsidiary of Merriman Holdings, Inc.  All operations on the Digital Capital Network are currently being executed by Merriman Capital, Inc.

Merriman Capital, Inc. is a registered broker-dealer and member of The Financial Industry Regulatory Authority (FINRA) http://www.finra.org/ and the Securities Investor Protection Corporation (SIPC) http://www.sipc.org/.

FORWARD-LOOKING STATEMENTS Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if," "should" and "will" and similar expressions as they relate to True Drinks, Inc. are intended to identify such forward-looking statements. True Drinks, Inc. may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations or the anticipated benefits of the merger and other aspects of the proposed merger should not be construed in any manner as a guarantee that such results or other events will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in True Drink's report on Form 10-K filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Contact:

Investor Relations

True Drinks, Inc.

18552 MacArthur Blvd., Ste. 325

Irvine, CA 92612

ir@truedrinks.com

949-203-3500

Capital Markets Contact:

Alexandra Petek

Director of Client Services

Merriman Capital, Inc.*

250 Montgomery Street, 16th Floor

San Francisco, CA 94104

apetek@merrimanco.com

415-248-5681

* Member FINRA / SIPC